Exhibit 10.3

AMENDMENT NO. 1 TO

SENIOR PROMISSORY NOTE PURCHASE AGREEMENT

This Amendment (this “PIK Note Amendment”) to that certain Senior Promissory Note Purchase Agreement, dated September 20, 2022 (the “Original Note Purchase Agreement”), which governs all of the PIK Notes (as defined below), is made and entered into effective as of the Expiration Date (as defined in the Offer to Amend (as defined below)), by and between FOXO Technologies Inc., a Delaware corporation (the “Company”), and the undersigned (each a “Holder”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Original Note Purchase Agreement.

WHEREAS, subject to the terms and conditions set forth in the Original Note Purchase Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, the Company issued 15% Senior Promissory Notes to accredited investors in an aggregate principal amount of $3,457,500 (the “PIK Notes”);

WHEREAS, the Company is soliciting approval of this PIK Note Amendment in exchange for shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), as set forth in that certain Offer to Amend 15% Senior Promissory Notes and Consent Solicitation of FOXO Technologies Inc., dated April 27, 2023 (the “Offer to Amend”), a copy of which has been delivered to the Holder, and in connection therewith the Company intends to issue, subject to stockholder approval, 1.25 shares of Class A Common Stock for every $1.00 of Original Principal Amount (as defined in the Original Note Purchase Agreement) of PIK Notes held by the Holder, if the Holder participates in the Offer to Amend, on the terms and subject to the conditions set forth in the Offer to Amend;

WHEREAS, subject to the terms and conditions set forth in that certain Securities Purchase Agreement, dated January 25, 2021 (as amended, the “Securities Purchase Agreement”), and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, FOXO Technologies Operating Company (“Legacy FOXO”) issued securities of Legacy FOXO to accredited investors, including warrants to purchase an aggregate of 1,905,853 shares of Legacy FOXO’s Class A common stock at an exercise price of exercise price of $6.21, subject to adjustment (the “Original Warrants”);

WHEREAS, the Securities Purchase Agreement and the Original Warrants were assumed by the Company in connection with a business combination between the Company’s predecessor, Delwinds Insurance Acquisition Corp., and Legacy FOXO, consummated on September 15, 2022 (the “Business Combination” and such warrants, as assumed, the “Assumed Warrants”);

WHEREAS, concurrently with the Offer to Amend and in connection with the Company’s offer with respect to the exchange of the Assumed Warrants for shares of Class A Common Stock, as set forth in that certain Offer to Exchange Warrants to Acquire Shares of Class A Common Stock and Consent Solicitation of FOXO Technologies Inc., dated April 27, 2023 (the “Offer to Exchange”), the Company will exchange each tendered Assumed Warrant for an issuance of shares of Class A Common Stock, on the terms and subject to the conditions set forth in the Offer to Exchange;

WHEREAS, the Company also plans to offer Class A Common Stock or Common Stock Equivalents in exchange for a general release by the former holders of debentures issued in 2022 by Legacy FOXO (the “2022 Debentures”), which 2022 Debentures were exchanged by the Company for Class A Common Stock in connection with the Business Combination, subject to stockholder approval and other conditions to be determined by the Company, at a future date to be determined by the Company;

WHEREAS, the Company may conduct (i) a private placement of its equity, equity-linked or debt securities resulting in gross proceeds to the Company no greater than $5 million (the “Private Placement”) and/or (ii) certain registered offerings of its equity, equity-linked or debt securities;

WHEREAS, each investor who participates in the Private Placement who was a holder of PIK Notes or Assumed Warrants as of the commencement of the Offer to Amend and Offer to Exchange, as applicable, and each former holder of 2022 Debentures, may receive additional shares of Class A Common Stock or Common Stock Equivalents as further consideration for participating in the Private Placement, in addition to the equity purchase price and other terms of such Private Placement offered to all investors; and

WHEREAS, in connection with the foregoing transactions, the Company and the Holder desire to amend the Original Note Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1.	Exempt Issuance. The definition of “Exempt Issuance” in Section 1.1 of the Original Note Purchase Agreement is hereby amended by deleting the word “and” immediately prior to clause (g) thereof and adding the following new clauses (h), (i), (j), (k) and (l) at the end thereof:

“(h) shares of Common Stock in connection with the approval of certain amendments hereto pursuant to an offer by the Company (the “Offer to Amend”), (i) shares of Common Stock in connection with the exchange offer by the Company (the “Exchange Offer”) to exchange for Common Stock for all of the warrants exchanged for those warrants issued pursuant to certain Securities Purchase Agreement, dated January 25, 2021, among FOXO Technologies Operating Company and the purchasers party thereto in a private placement with an exercise price of $6.21, subject to adjustment (the “Assumed Warrants”), conducted concurrently with the Offer to Amend, (j) shares of Common Stock or Common Stock Equivalents in connection with the general release by the former holders of debentures issued in 2022 by FOXO Technologies Operating Company (the “2022 Debentures”), which 2022 Debentures were exchanged by the Company for Common Stock in connection with a business combination between FOXO Technologies Operating Company and the Company’s predecessor, Delwinds Insurance Acquisition Corp., (k) shares of Common Stock or Common Stock Equivalents issued in (i) a private placement of the Company’s equity, equity-linked or debt securities resulting in gross proceeds to the Company no greater than $5 million (the “Private Placement”) and/or (ii) a registered offering of the Company’s equity, equity-linked or debt securities resulting in gross proceeds to the Company no greater than $20 million (a “Public Financing”), provided that (A) the proceeds of a Private Placement resulting in gross proceeds to the Company of at least $2 million are used by the Company to prepay not less than 25% of the aggregate Outstanding Principal Balance (as defined in the Notes) of the Notes as of the date of prepayment on a pro-rata basis upon the closing of such Private Placement, and (B) the proceeds of a Public Financing resulting in gross proceeds to the Company of at least $10 million are used by the Company to prepay all of the Outstanding Principal Balance as of the date of prepayment upon the closing of such Public Financing, and (l) shares of Common Stock or Common Stock Equivalents that may be offered by the Company to each investor who participates in the Private Placement who was a holder of Assumed Warrants or Notes as of the commencement of the Exchange Offer or the Offer to Amend, as applicable, and each former holder of 10% Original Issue Discount Convertible Debentures issued in 2022 by FOXO Technologies Operating Company, as further consideration for participating in the Private Placement, in addition to the equity purchase price and other terms of such Private Placement offered to all investors.”

2.	Necessary Acts. Each party to this PIK Note Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this PIK Note Amendment and the transactions contemplated hereby.

3.	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this PIK Note Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

4.	Continued Validity. Except as otherwise expressly provided herein, the Original Note Purchase Agreement and the terms of the PIK Notes shall remain in full force and effect.

5.	Approval of Amendment; No Execution Required. By the Holder’s execution and delivery of an Election to Consent, together with any other required documents in accordance with the terms of the Offer to Amend, electing thereby to participate in the Offer to Amend, the Holder shall be deemed to have authorized, approved and executed this PIK Note Amendment.